UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 18, 2014

DÉCOR PRODUCTS INTERNATIONAL INC.

(Exact name of registrant as specified in its charter)

Nevada	000-53272	20-8211061
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8950 W. Olympic Blvd., Ste 576, Beverly Hills, CA	90211
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 310-871-3996

Not Applicable

(Former name or former address, if changed since last report)

Copy to:

Mark E. Fisher, Esq.

THE FISHER LAW FIRM, P.L.

5030 Champion Boulevard, Suite G6-216

Boca Raton, Florida 33496

561-206-2365 Office

561-206-0948 eFax

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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DÉCOR PRODUCTS INTERNATIONAL INC.

CURRENT REPORT ON FORM 8-K

TABLE OF CONTENTS

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Signatures

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This Current Report on Form 8-K is filed by Décor Products International Inc., a Nevada corporation (the “Registrant”), in connection with the items set forth below.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 18, 2014, the holder of 26,000,000 shares of common stock of the Registrant, which share ownership represents approximately 78.54%, or a majority of the issued and outstanding voting power of the Registrant, elected Mr. Chris Ayo Otiko as the Chairman of Board of Directors of the Registrant, effective immediately, to serve until the next annual meeting of shareholder and until his successor shall be elected.

For the past five years Dr. Chris Ayo Otiko has worked in the biotechnology field performing research and development.  His Master of Science background in Biochemistry, along with his pioneering clinical work as a Podiatric Surgeon, allowed Dr. Otiko to develop a new topical antibiotic product that won Drug Store News Best New Product award in 2012.

Dr. Otiko also personally developed and supervised the human clinical trials that resulted in the founding of ViaDerma, Inc., in 2014 where he now serves as Chairman of the Board and CEO. The ViaDerma products feature a ground breaking delivery system that allows for rapid mass transfer of a diverse range of pharmaceuticals through the skin and directly into the affected body part to provide immediate localized therapy.

Prior to founding ViaDerma, Dr. Otiko practiced medicine in his specialty surgical field and built / sold several medical related companies in Southern California.

Dr. Otiko received a Master Degree of Science Degree in Biochemistry from Oklahoma State in 1993 and a Doctorate from the California College of Podiatric Medicine, San Francisco (now called California School of Podiatric Medicine at Samuel Merritt University) in 1997.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:	March 21, 2014	By:	/s/ Chris Ayo Otiko
Chris Ayo Otiko, Director